                                                                 Exhibit (b)(11)


CONSENT OF INDEPENDENT ACCOUNTANTS
----------------------------------


          We consent to the inclusion through incorporation by reference into this Post-Effective Amendment No. 25 under the Securities Act of 1933 and Amendment No. 27 under the Investment Company Act of 1940 to the Trust's Registration Statement on Form N-1A (File No. 33-27958) of our report dated December 20, 1996, on our audits of the financial statements and financial highlights of the North American Funds, which are included in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the caption "Independent Accountants" in Parts A and B of the Registration Statement.


                                    Coopers & Lybrand L.L.P.


Boston, Massachusetts
December 30, 1996